Exhibit 3.1

FORM NO. 6	Registration No. 42353

BERMUDA

CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 3rd day of September, 2008

Athene Holding Ltd.

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 5th day of September, 2008

/s/ illegible

for Registrar of Companies